Exhibit 99.1

Nano Dimension Reports Financial Results for the Second Quarter 2026

Ongoing Strategic Actions Expected to Reduce Annualized Cash Burn by Approximately $25 Million

Announced Agreement to Sell MarkForged, Inc. to Stratasys; Transaction Expected to Close in the Second Half of 2026

Completed Sale of AME and Fabrica Product Lines

WALTHAM, MASSACHUSETTS -- August 6, 2026 (GLOBE NEWSWIRE) -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension”, “Nano”, or the “Company”) today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights:

•
Revenue: $29.0 million, a 12.1% increase from $25.8 million year-over-year
•
Gross Margin (“GM”): 45.9%, up from 27.3% year-over-year
•
Adjusted Gross Margin (“Adjusted GM”): 48.8%, up from 44.7% year-over-year
•
Net Loss from Continuing Operations: $6.8 million, an improvement compared to a loss of $11.4 million year-over-year
•
Adjusted EBITDA Loss from Continuing Operations: $9.6 million, an improvement compared to a loss of $16.7 million year-over-year
•
Total cash, cash equivalents, deposits, restricted deposits and marketable equity securities: $433.3 million as of June 30, 2026, compared to $441.6 million as of March 31, 2026

Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures. More information, including a reconciliation of Adjusted EBITDA and Adjusted Gross Margin to the most directly comparable GAAP financial measure can be found below in this press release under “Non-GAAP Financial Measures” and “Reconciliation of US GAAP to Non-GAAP Measures.”

Second Quarter 2026 Financial Details:

Revenue increased 12.1% year-over-year to $29.0 million, driven primarily by continued strength in the Company's Essemtec product line. Markforged contributed $14.1 million of revenue during the quarter, a decrease of $2.0 million compared to the prior-year period. Excluding Markforged, revenue increased $5.2 million, or 53.1%, year-over-year, primarily reflecting growth in the Essemtec product line, partially offset by a $1.1 million decrease in revenue due to the sale of the AME product line.

GAAP gross profit increased 88.8% year-over-year to $13.3 million, while gross margin improved to 45.9%, compared to 27.3% in the prior-year period. The improvement was primarily driven by the non-recurrence of non-cash charges recognized in the second quarter of 2025, higher sales volumes, a more favorable product mix, and the continued execution of margin improvement initiatives across the Company. The Company's continued focus on margin improvement is also reflected in non-GAAP gross profit, which increased 22.3% year-over-year to $14.1 million, while Adjusted gross margin improved to 48.8%, compared to 44.7% in the prior-year period.

The Essemtec product line delivered a record quarterly performance, driven by continued demand across electronics manufacturing, AI-related manufacturing applications, and aerospace and defense applications, including continued expansion with space and satellite customers.

Markforged experienced softer sales during the second quarter. However, customer engagement and underlying demand trends remain strong. Approximately $3.0 million of orders received were not reflected in second quarter revenue due to production timing and are expected to be fulfilled in the third quarter. During the second quarter, the Company secured a significant order from a major aerospace manufacturer and continued to see momentum across aerospace and defense applications in multiple regions, as well as in other advanced manufacturing environments. At the same time, Markforged continued to benefit from cost reduction initiatives, which contributed to improved margins.

GAAP operating expenses declined 30.4% year-over-year reflecting lower one-time items and continued execution of cost reduction initiatives during the quarter. Non-GAAP operating expenses declined 16.0% year-over-year and 27.2% relative to the previously identified baseline of approximately $32.5 million. This baseline represents second quarter 2025 non-GAAP operating expenses adjusted to include a full quarter of Markforged. These cost reduction initiatives, together with improved operating performance, contributed to a 40.1% improvement in net loss from continuing operations and a 42.5% improvement in Adjusted EBITDA loss compared to the prior-year period.

Management Commentary:

“Our second quarter results demonstrate continued progress in improving operating performance through disciplined execution and cost reduction initiatives,” said John Brenton, Chief Financial Officer. “We delivered strong margin performance, reduced operating expenses, and significantly improved Adjusted EBITDA compared to the prior-year period. We remain focused on maintaining financial discipline, improving operational efficiency and preserving financial flexibility.”

Moshe Rozenbaum, Interim Chief Executive Officer, commented, “Since assuming the role of Interim CEO in July, I have been working closely with the Board and leadership team to evaluate the Company's operations, capital allocation priorities, and strategic direction. Our priorities are clear and disciplined. We are committed to maximizing shareholder value through disciplined capital allocation, operational excellence, rigorous execution and financial strength. Over the coming quarters, our focus is on four key priorities: reducing our cost structure, monetizing non-core assets, driving the business toward positive cash flow, and returning excess capital to shareholders when appropriate and consistent with our capital allocation framework. We recognize that shareholders expect accountability and tangible results, and we are committed to transparent communication as we advance these priorities.”

Corporate Updates and Business Highlights:

Leadership Update: Effective July 21, 2026, Moshe Rozenbaum was appointed Interim Chief Executive Officer.

Governance Update: On July 17, 2026, the Company entered into a settlement agreement with Murchinson Ltd. and its affiliated entities, resulting in a refreshed Board of Directors (the “Board”) through the appointment of three new directors and the departure of four directors. The Board has appointed Phillip Borenstein as Chairman of the Board.

Corporate Headquarters Lease Termination: On July 15, 2026, the Company entered into an agreement to terminate the lease for its current corporate headquarters, effective December 31, 2026, substantially reducing the Company’s future lease obligations. The Company expects to eliminate approximately $38 million of cumulative future lease costs through 2031. After accounting for the approximately $13 million lease termination payment, the Company expects to realize approximately $25 million of cumulative net cash savings.

Sale of MarkForged, Inc: On May 27, 2026, the Company entered into a definitive agreement to sell MarkForged, Inc. to Stratasys Ltd. in an all-cash transaction valued at $42.5 million. The transaction is expected to enhance financial flexibility and reduce annualized cash burn by approximately $15 million. This estimate includes approximately $7.5 million of annualized lease-related cost savings associated with the corporate headquarters lease. The transaction is expected to close in the second half of 2026 and remains subject to customary closing conditions and regulatory approvals. The Company will provide updates as appropriate.

Sale of AME and Fabrica Product Lines: On April 6, 2026, the Company announced the sale of its additively manufactured electronics (AME) product line and its previously discontinued Fabrica product line to Inspira Technologies OXY B.H.N. Ltd. for total consideration of up to $12.5 million, including a $2.0 million upfront cash payment and up to $10.5 million in performance-based deferred payments over the next twelve months. The transaction is expected to reduce annualized cash burn by approximately $10 million.

2026 Financial Guidance Update

As previously announced in May 2026, given the Company’s ongoing actions under its strategic plan and the potential for additional changes across the business, the Company has suspended its full year 2026 financial guidance.

Conference Call

Given the Company’s ongoing strategic initiatives, Nano Dimension will not host a second quarter 2026 earnings conference call. Additional information on the Company’s second quarter 2026 results can be found on Form 10-Q being filed with the Securities and Exchange Commission on the date hereof. The Company remains committed to transparent communication and will continue to provide updates on material developments as appropriate.

About Nano Dimension Ltd.

Nano Dimension Ltd. (Nasdaq: NNDM) has historically delivered advanced digital manufacturing technologies, including serving customers across the defense, aerospace, automotive, electronics and medical device industry segments. For more information, please visit https://www.nano-di.com/.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure and is defined as earnings before interest income and expense, income tax (benefit) expense, depreciation and amortization. We believe that EBITDA should be useful in evaluating the performance of our business and operations. EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expenses (income), net), and the age and depreciation charges and amortization of fixed and intangible assets, respectively (affecting relative depreciation and amortization expense, respectively) and EBITDA is useful to an investor in evaluating our operating performance because it is widely used by investors, securities analysts and other interested parties to measure a company’s operating performance without regard to the items mentioned above.

Adjusted EBITDA and operating expenses are non-GAAP measures and are defined as earnings before interest income and expense, income tax (benefit) expense, depreciation and amortization, share-based compensation expense, exchange rate differences, finance expenses (income) for revaluation of assets and liabilities, Desktop Metal litigation related expenses, Desktop Metal and Markforged transaction related expenses, restructuring costs, impact of deconsolidation, impairment losses, litigation settlements and step-up amortization from purchase accounting. We believe that Adjusted EBITDA and operating expenses, as described above, should also be useful in evaluating the performance of our business. Like EBITDA, Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting other financial expenses (income), net), and the age and depreciation charges and amortization of fixed and intangible assets, respectively (affecting relative depreciation and amortization expense, respectively), as well as from share-based payments, restructuring costs, impairment losses, and step-up amortization from purchase accounting. Adjusted EBITDA and operating expenses are useful to an investor in evaluating our operating performance because it is widely used by investors, securities analysts and other interested parties to measure a company’s operating performance without regard to non-cash items, such as expenses related to share-based payments.

Adjusted gross profit, excluding depreciation and amortization, share-based compensation expenses, and step-up amortization from purchase accounting, is a non-GAAP measure. We believe that adjusted gross profit, as described above, should also be useful in evaluating the performance of our business. Adjusted gross profit facilitates gross profit and gross margin comparisons from period to period and company to company by backing out potential differences caused by variations in amortization of inventory and intangible assets. Adjusted gross profit is useful to an investor in evaluating our performance because it enables investors, securities analysts and other interested parties to measure a company’s performance without regard to non-cash items, such as amortization expenses. Adjusted gross margin is calculated by dividing the adjusted gross profit by the revenues.

EBITDA and Adjusted EBITDA, Adjusted gross profit and non-GAAP operating expenses can be useful in evaluating our performance by eliminating the effect of financing and non-cash expenses such as share-based payments, however, we may incur such expenses in the future, which could impact future results. In addition, other companies, including companies in our industry, may calculate non-GAAP metrics differently or not at all, which may reduce the usefulness of this measure as a tool for comparison.

Nano Dimension does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Nano’s future growth, strategic plan and value to shareholders; the Company’s expectation that the phases of the strategic plan will increase shareholder value, streamline operations, monetize product lines and progress toward potentially selecting a compelling opportunity; the expected timeline of the sale of MarkForged, Inc., the Company’s expectations in the success of future strategic alternatives in reducing complexity, lowering annualized cash burn, strengthening the Company’s financial flexibility and delivering significant long term value creation in 2026 and beyond; and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com

NANO DIMENSION LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$349,108	$204,672
Bank deposits	—	168,997
Marketable equity securities	82,990	84,154
Restricted bank deposits	383	123
Trade receivables, net of allowance for doubtful accounts ($950 and $861, respectively)	23,309	26,047
Inventory	28,253	32,878
Other current assets	13,085	8,938
Total current assets	497,128	525,809
Restricted bank deposits	805	1,610
Property, plant and equipment, net	19,521	24,840
Operating lease right-of-use assets	19,752	23,789
Deferred tax assets	424	424
Goodwill	—	40,388
Intangible assets, net	17,494	19,434
Other assets	1,646	1,930
Total assets	$556,770	$638,224
Liabilities and Equity
Trade payables	$10,137	$11,999
Accrued liabilities	18,722	19,514
Deferred revenue	10,398	11,873
Current portion of lease liability	7,216	8,923
Current portion of bank loan	155	158
Total current liabilities	46,628	52,467
Employee benefits	2,607	3,697
Operating lease right-of-use liabilities	19,802	23,323
Bank loan	77	158
Long-term settlement payable	3,273	2,974
Long-term deferred revenue	2,893	3,617
Total liabilities	75,280	86,236
Commitments and contingencies
Equity:
Share capital of NIS 5 par value each; 500,000,000 ordinary shares authorized; 210,589,406 and 206,811,875 shares outstanding as of June 30, 2026 and December 31, 2025, respectively, and 283,084,053 and 279,306,522 shares issued as of June 30, 2026 and December 31, 2025, respectively.	423,305	417,084
Additional paid-in capital	1,296,049	1,297,323
Treasury stock	(192,507)	(192,507)
Accumulated other comprehensive income	2,069	1,048
Accumulated loss	(1,047,426)	(970,960)
Total equity	481,490	551,988
Total liabilities and equity	$556,770	$638,224

NANO DIMENSION LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Product	$23,981	$20,064	$46,912	$31,743
Service	4,982	5,773	11,776	8,495
Total revenue	28,963	25,837	58,688	40,238
Cost of revenue:
Product	13,186	16,410	27,408	23,491
Service	2,483	2,384	5,859	3,863
Total cost of revenue	15,669	18,794	33,267	27,354
Gross profit	13,294	7,043	25,421	12,884
Operating expenses:
Research and development	5,785	8,114	13,989	14,058
Sales and marketing	8,405	9,907	18,097	15,551
General and administrative	12,912	22,189	28,121	27,856
Restructuring	6,764	3,767	9,891	4,947
Desktop Metal litigation	—	3,246	—	31,315
Impairment losses	—	1,456	40,388	2,685
Operating loss	(20,572)	(41,636)	(85,065)	(83,528)
Gain (loss) on investment in marketable equity securities	7,272	16,287	(1,163)	25,013
Other expense, net	(8)	(56)	(8)	(56)
Finance income	6,901	14,353	10,413	23,673
Finance expense	(247)	(234)	(493)	(1,913)
Loss before income taxes	(6,654)	(11,286)	(76,316)	(36,811)
Income tax expense	(150)	(76)	(150)	(99)
Net loss from continuing operations	(6,804)	(11,362)	(76,466)	(36,910)
Net loss from discontinued operations, net of income tax of nil	—	(169,761)	—	(169,761)
Net loss	(6,804)	(181,123)	(76,466)	(206,671)
Less: Net loss attributable to non-controlling interests	—	(87)	—	(323)
Net loss attributable to common shareholders	$(6,804)	$(181,036)	$(76,466)	$(206,348)

Net loss attributable to common shareholders:
Continuing operations - basic and diluted	$(0.03)	$(0.05)	$(0.37)	$(0.17)
Discontinued operations - basic and diluted	$—	$(0.78)	$—	$(0.78)

Weighted average common shares outstanding, basic and diluted	209,342	217,338	208,671	217,057
Net loss	$(6,804)	$(181,123)	$(76,466)	$(206,671)
Other comprehensive income:
Foreign currency translation adjustment	174	1,085	367	1,678
Remeasurement of pension and post-employment benefit plans, net of tax	654	—	654	—
Comprehensive loss	(5,976)	(180,038)	(75,445)	(204,993)
Less: Comprehensive loss attributable to non-controlling interests	—	(99)	—	(224)
Comprehensive loss attributable to common shareholders	$(5,976)	$(179,939)	$(75,445)	$(204,769)

NANO DIMENSION LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash flow from operating activities
Net loss	$(76,466)	$(36,910)
Adjustments:
Depreciation, amortization and non-cash lease interest	5,978	8,282
Impairment losses	40,388	2,685
Changes in fair value of equity securities	1,163	(25,013)
Loss from deconsolidation of subsidiaries	—	1,666
Loss from sale of business assets	1,314	—
Share-based compensation expense	3,798	1,644
Share-based settlement payment	1,215	—
Changes in assets and liabilities:
(Increase) decrease in inventory	(426)	3,203
(Increase) in other current assets	(1,237)	(772)
Decrease (increase) in trade receivables	2,534	(914)
Decrease in other payables	(3,308)	(7,219)
(Decrease) increase in employee benefits	(417)	77
Increase in trade payables	(1,811)	6,044
Other	(3,678)	(3,367)
Net cash used in operating activities	(30,953)	(50,594)
Cash flow relating to investing activities
Change in bank deposits	168,756	190,466
Purchase of property plant and equipment	(213)	(461)
Acquisition of subsidiaries, net of cash acquired	—	(267,806)
Deconsolidation of subsidiaries	—	(476)
Proceeds from sale of AME assets	2,000	—
Net cash provided by (used in) investing activities	170,543	(78,277)
Cash flow relating to financing activities
Repayment long-term bank debt	(81)	(72)
Net cash used in financing activities	(81)	(72)
Cash flow relating to discontinued operations
Net cash used in operating activities	—	(15,733)
Net cash used in investing activities	—	(437)
Net cash provided by financing activities	—	10,009
Net cash used in discontinued operations	—	(6,161)
Increase (decrease) in cash, cash equivalents and restricted cash	139,509	(135,104)
Effect of exchange rate fluctuations on cash	4,382	2,856
Cash, cash equivalents and restricted cash at beginning of the period	206,405	318,474
Cash, cash equivalents and restricted cash at end of the period	$350,296	$186,226

Supplemental disclosures of cash flow information
Cash and cash equivalents	$349,108	184,545
Restricted cash in restricted deposits, current	383	60
Restricted cash in restricted deposits, non-current	805	1,621
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$350,296	$186,226

Non-cash operating and investing activity
Lease liabilities arising from obtaining right-of-use assets	—	119
Non-cash investing and financing activity
Share issuance as part of settlement	1,215	—
Fair value of contingent consideration (earnout) received in connection with sale of business assets	2,933	—
Acquisition replacement awards for pre-combination service	—	2,054
Supplemental disclosure of cash flow information
Income taxes paid during the year	—	48

NANO DIMENSION LTD.
RECONCILIATION OF US GAAP TO NON-GAAP MEASURES
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net loss from continuing operations	$(6,804)	$(11,362)	$(76,466)	$(36,910)
Tax expense	150	76	150	99
Depreciation and amortization	1,704	1,936	4,136	2,510
Interest expense	221	184	442	184
Interest income	(3,804)	(5,944)	(7,456)	(15,253)
Non-GAAP EBITDA (loss)	(8,533)	(15,110)	(79,194)	(49,370)
Finance (income) expense from revaluation of assets and liabilities	(7,272)	(16,266)	1,162	(24,992)
Exchange rate differences	(3,098)	(8,363)	(2,958)	(6,724)
Share-based compensation expense	873	2,430	3,798	1,644
Desktop Metal litigation related expenses	—	3,246	—	31,315
Desktop Metal and Markforged transaction related expenses	58	8,305	614	9,820
Restructuring and other	6,764	3,767	9,891	4,947
Impairment losses	—	1,456	40,388	2,685
Acquisition inventory step-up amortization	—	3,849	616	3,849
Litigation, settlements, and contingencies	1,616	—	3,567	—
Non-GAAP Adjusted EBITDA from continuing operations	$(9,592)	$(16,686)	$(22,116)	$(26,826)

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Cost of Revenue	2026	2025	2026	2025
GAAP Cost of revenue	$15,669	$18,794	$33,267	$27,354
Share-based payments expense	105	80	263	326
Depreciation and amortization	730	577	1,468	719
Acquisition inventory step-up amortization	—	3,849	616	3,849
Non-GAAP Cost of revenue	$14,834	$14,288	$30,920	$22,460

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Gross Profit	2026	2025	2026	2025
GAAP Gross profit	$13,294	$7,043	$25,421	$12,884
Share-based payments expense	105	80	263	326
Depreciation and amortization	730	577	1,468	719
Acquisition inventory step-up amortization	—	3,849	616	3,849
Non-GAAP Gross profit	$14,129	$11,549	$27,768	$17,778

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Gross Margin	2026	2025	2026	2025
GAAP Gross margin	45.9%	27.3%	43.3%	32.0%
Share-based payments expense	0.4%	0.3%	0.4%	0.8%
Depreciation and amortization	2.5%	2.2%	2.6%	1.8%
Acquisition inventory step-up amortization	0.0%	14.9%	1.0%	9.6%
Non-GAAP Gross margin	48.8%	44.7%	47.3%	44.2%

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Research and Development Expenses	2026	2025	2026	2025

GAAP Research and development expenses	$5,785	$8,114	$13,989	$14,058
Share-based payments expense	(46)	644	432	713
Depreciation and amortization	250	364	654	573
Non-GAAP Research and development expenses	$5,581	$7,106	$12,903	$12,772

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Sales and Marketing Expenses	2026	2025	2026	2025
GAAP Sales and marketing expenses	$8,405	$9,907	$18,097	$15,551
Share-based payments expense	119	225	319	548
Depreciation and amortization	375	593	1,279	636
Non-GAAP Sales and marketing expenses	$7,911	$9,089	$16,499	$14,367

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP General and Administrative Expenses	2026	2025	2026	2025
GAAP General and administrative expenses	$12,912	$22,189	$28,121	$27,856
Share-based payments expense	695	1,481	2,784	57
Depreciation and amortization	349	402	735	582
Desktop Metal and Markforged transaction related expenses	58	8,305	614	9,820
Litigation, settlements, and contingencies	1,616	—	3,567	—
Non-GAAP General and administrative expenses	$10,194	$12,001	$20,421	$17,397

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Operating Loss	2026	2025	2026	2025
GAAP Operating loss	$(20,572)	$(41,636)	$(85,065)	$(83,528)
Share-based payments expense	873	2,430	3,798	1,644
Depreciation and amortization	1,704	1,936	4,136	2,510
Desktop Metal litigation related expenses	—	3,246	—	31,315
Desktop Metal and Markforged transaction related expenses	58	8,305	614	9,820
Restructuring costs and other	6,764	3,767	9,891	4,947
Impairment losses	—	1,456	40,388	2,685
Acquisition inventory step-up amortization	—	3,849	616	3,849
Litigation, settlements, and contingencies	1,616	—	3,567	—
Non-GAAP Operating loss	$(9,557)	$(16,647)	$(22,055)	$(26,758)